EXHIBIT 23.2

Deloitte ®

Deloitte & Touche LLP Two Prudential Plaza 180 North Stetson Avenue Chicago, IL 60601-6710 USA Tel: +1 312 946 3000 Fax: +1 312 946 2600 www.deloitte.com

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-88542 of Monsanto Company on Form S-3 and in the Registration Statement Nos. 333-51316, 333-64076, 333-97871, and 333-104855 of Monsanto Company on Form S-8 of our report of Renessen LLC dated September 25, 2003 contained as a schedule to Form 10-K of Monsanto Company for the eight months ended August 31, 2003.

/s/ Deloitte & Touche LLP

November 25, 2003